Exhibit 99.1

CARDTRONICS ANNOUNCES FIRST QUARTER 2018 RESULTS

ATM operating revenues down 6% for the quarter

ATM operating revenues up 9% for the quarter excluding the impact of 7-Eleven

Increases Outlook for 2018

HOUSTON, May 3, 2018 — Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights:

•                  Total revenues of $336.2 million, down 6% from $357.6 million in the prior year and up 9% after excluding the impact from the removal of ATMs at 7-Eleven locations in the U.S.

•                  ATM operating revenues of $319.7 million, down 6% from $341.8 million in the prior year and up 9% after excluding the impact from the removal of ATMs at 7-Eleven locations in the U.S.

•                  GAAP Net Loss of $(2.8) million, or $(0.06) per diluted share, compared to $(0.9) million, or $(0.02) per diluted share in the prior year.

•                  Adjusted gross margin of 32.1%, up 110 basis points compared to the prior year.

•                  Adjusted EBITDA of $68.7 million, down 4% from $71.2 million in the prior year, impacted by the removal of ATMs at 7-Eleven locations in the U.S.

•                  Adjusted Net Income per diluted share of $0.46 compared to $0.55 in the prior year, impacted by the removal of ATMs at 7-Eleven locations in the U.S. and higher interest expense associated with permanent financing related to the DCPayments acquisition.

“We had a great start to 2018, with a first quarter that demonstrated the strength and durability of our business and strong operational execution resulting in margin expansion over the prior year. As we moved past the 7-Eleven deconversion, we delivered solid organic revenue growth in North America, driven by improved transaction levels. In addition to delivering value for our premier retailers, we continue to focus on becoming an increasingly important strategic partner to financial institutions, and our efforts are gaining momentum. We’re excited about the year ahead and our ability to execute on our strategic priorities,” commented Edward H. West, Cardtronics’ chief executive officer.

Note Regarding First Quarter 2018 Results Compared to Prior Year:

The Company had a long-standing relationship with 7-Eleven in the U.S. that ended during the quarter ended March 31, 2018. In previous periods, this relationship accounted for a material portion of the Company’s consolidated revenues and profits. The Company began a transition to 7-Eleven’s new service provider during the third quarter of 2017 and that transition was completed in February 2018. The Company estimates that 7-Eleven accounted for approximately 15% of the Company’s total revenues during the first quarter of 2017 and had an incremental adjusted gross margin of approximately 40%. During the first quarter of 2018, 7-Eleven in the U.S. accounted for less than 2% of the Company’s total revenues. 7-Eleven in the U.S. accounted for approximately 12.5% of the Company’s consolidated revenues for the year ended 2017 and the Company expects that 7-Eleven in the U.S. will account for less than 1% of consolidated revenues in 2018.

See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Free Cash Flow, and certain other non-GAAP measures on a constant-currency basis. For additional information, including reconciliations to the most directly comparable financial measure recognized under generally accepted accounting principles in the U.S. (“U.S. GAAP” or “GAAP”), see the supplemental schedules of selected financial information in this earnings release.

The Company may also refer to revenue or profit growth as being organic. When providing growth measures on an organic basis, the Company attempts to exclude the estimated impact from any acquired or divested businesses that may be included or partially included in one period but not another. The Company may further adjust organic performance measures for the impacts of currency movements, in order to have a consistent performance comparison across periods for the business, excluding movements in exchange rates. Due to the significance of the Company’s 7-Eleven relationship in the U.S., which accounted for 12.5% of consolidated revenues in 2017 and is expected to account for less than 1% of consolidated revenues in 2018, the Company may also report certain performance measures excluding the estimated contribution of this relationship to enable more comparable analysis of the business across periods excluding this relationship.

2018 OUTLOOK

Below is the Company’s financial outlook for the full year 2018:

•                  Revenues of $1.26 billion to $1.30 billion;

•                  GAAP Net Income of $1.0 million to $6.0 million;

•                  Adjusted EBITDA of $255 million to $265 million;

•                  Depreciation and accretion expense of $126 million to $128 million;

•                  Cash interest expense of $36 million;

•                  Adjusted Net Income of $67 million to $77 million;

•                  Adjusted Net Income per diluted share of $1.45 to $1.65, based on approximately 46.5 million weighted average diluted shares outstanding; and

•                  Capital expenditures of $110 million.

The Adjusted EBITDA and Adjusted Net Income outlook excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this earnings release. See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of these Non-GAAP measures. This outlook is based on average foreign currency exchange rates for the year of £1.00 U.K. to $1.35 U.S., $20.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.80 U.S., €1.00 Euros to $1.24 U.S., $1.00 Australian dollar to $0.80 U.S., and R13 South African Rand to $1.00 U.S.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, May 3, 2018, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended March 31, 2018. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in 15 minutes prior to the scheduled start time and request to be connected to the “Cardtronics First Quarter 2018 Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, May 10, 2018, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 4096764 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through May 31, 2018. Prior to the conference call, the Company will post supplemental financial information to its website at www.cardtronics.com.

ABOUT CARDTRONICS (NASDAQ: CATM)

Making ATM cash access convenient where people shop, work, and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs, and the customers they share. Cardtronics provides services to approximately 230,000 ATMs in North America, Europe, Asia-Pacific, and Africa. Whether Cardtronics is driving foot traffic for top retailers, enhancing ATM brand presence for card issuers or expanding card holders’ surcharge-free cash access, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CONTACT INFORMATION

Media Relations Brad Nolan 832-308-4975 bnolan@cardtronics.com	Investor Relations Dara Dierks 832-308-4975 ir@cardtronics.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s 2017 Form 10-K, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this earnings release, which speak only as of the date of this earnings release. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Free Cash Flow, and certain GAAP as well as non-GAAP measures on a constant-currency basis represent non-GAAP financial measures provided as a complement to financial results prepared in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of notable, non-cash, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years.

Adjusted Gross Profit represents total revenues less the total cost of revenues, excluding depreciation, accretion, and amortization of intangible assets. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit by total revenues. Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA also excludes share-based compensation expense, acquisition and divestiture-related expenses, certain non-operating expenses, (if applicable in a particular period) certain costs not anticipated to occur in future periods, gains or losses on disposal and impairment of assets, the Company’s obligations for the payment of income taxes, interest expense, and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, gains or losses on disposal and impairment of assets, share-based compensation expense, certain other expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). For the three months ended March 31, 2018 and 2017, the non-GAAP tax rate used to calculate Adjusted Net Income was approximately 25.8% and 28.2%, respectively, representing the GAAP tax rate for the period as adjusted by the estimated tax impact of the items adjusted from the measure. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Adjusted Free Cash Flow is defined as cash provided by operating activities less the impact of changes in restricted cash due to the timing of settlements and less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. The Adjusted Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt. Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period. Management uses GAAP as well as non-GAAP measures on a constant-currency basis to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2018 and 2017

(In thousands, excluding share, per share amounts, and percentages)

	Three Months Ended
	March 31,
	2018	% Change	2017
	(Unaudited)
Revenues:
ATM operating revenues	$319,731	(6.5)%	$341,788
ATM product sales and other revenues	16,453	4.2	15,784
Total revenues	336,184	(6.0)	357,572
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets reported separately below.)	215,490	(7.1)	231,927
Cost of ATM product sales and other revenues	12,762	(12.8)	14,635
Total cost of revenues	228,252	(7.4)	246,562
Operating expenses:
Selling, general, and administrative expenses	41,740	(0.5)	41,949
Redomicile-related expenses	—	n/m	760
Restructuring expenses	2,413	(70.7)	8,243
Acquisition and divestiture-related expenses	1,720	(79.7)	8,456
Depreciation and accretion expense	31,042	6.6	29,121
Amortization of intangible assets	13,771	(9.3)	15,180
Loss on disposal and impairment of assets	5,420	69.7	3,194
Total operating expenses	96,106	(10.1)	106,903
Income from operations	11,826	187.9	4,107
Other expense:
Interest expense, net	9,174	39.9	6,557
Amortization of deferred financing costs and note discount	3,308	11.2	2,976
Other expense (income)	2,160	n/m	(1,580)
Total other expense	14,642	84.1	7,953
Loss before income taxes	(2,816)	(26.8)	(3,846)
Income tax benefit	(31)	(98.9)	(2,952)
Effective tax rate	1.1%		76.8%
Net loss	(2,785)	211.5	(894)
Net (loss) income attributable to noncontrolling interests	(17)	n/m	7
Net loss attributable to controlling interests and available to common shareholders	$(2,768)	207.2%	$(901)

Net loss per common share — basic	$(0.06)		$(0.02)
Net loss per common share — diluted	$(0.06)		$(0.02)

Weighted average shares outstanding — basic	45,833,070		45,490,461
Weighted average shares outstanding — diluted	45,833,070		45,490,461

Condensed Consolidated Balance Sheets

As of March 31, 2018 and December 31, 2017

(In thousands)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$46,673	$51,370
Accounts and notes receivable, net	94,345	105,245
Inventory, net	15,529	14,283
Restricted cash	73,003	48,328
Prepaid expenses, deferred costs, and other current assets	121,298	96,106
Total current assets	350,848	315,332
Property and equipment, net	487,695	497,902
Intangible assets, net	195,378	209,862
Goodwill	779,394	774,939
Deferred tax asset, net	5,948	6,925
Prepaid expenses, deferred costs, and other noncurrent assets	75,245	57,756
Total assets	$1,894,508	$1,862,716

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$22,877	$31,370
Accounts payable and other accrued and current liabilities	362,756	351,180
Total current liabilities	385,633	382,550
Long-term liabilities:
Long-term debt	915,586	917,721
Asset retirement obligations	61,392	59,920
Deferred tax liability, net	42,394	37,130
Other long-term liabilities	70,921	75,002
Total liabilities	1,475,926	1,472,323
Shareholders’ equity	418,582	390,393
Total liabilities and shareholders’ equity	$1,894,508	$1,862,716

SELECTED BALANCE SHEET DETAIL:

	March 31, 2018	December 31, 2017
	(In thousands)
	(Unaudited)
Long-term debt:
Revolving credit facility	$117,168	$122,461
1.00% Convertible senior notes (1)	254,797	251,973
5.125% Senior notes (1)	248,210	248,038
5.50% Senior notes (1)	295,411	295,249
Total long-term debt	$915,586	$917,721

(1)         The 1.00% Convertible Senior Notes due 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $32.7 million and $35.5 million as of March 31, 2018 and December 31, 2017, respectively. In accordance with GAAP, the estimated fair value of the conversion feature within the Convertible Senior Notes was recorded as additional paid-in capital within equity at issuance. The Convertible Senior Notes are being accreted over the term of the notes to the full principal amount ($287.5 million). The 5.125% Senior Notes due 2022 with a face value of $250.0 million are presented net of capitalized debt issuance costs of $1.8 million and $2.0 million as of March 31, 2018 and December 31, 2017, respectively. The 5.50% Senior Notes due 2025 with a face value of $300.0 million are presented net of capitalized debt issuance costs of $4.6 million and $4.8 million as of March 31, 2018 and December 31, 2017, respectively.

SELECTED CASH FLOW DETAIL (Unaudited):

	Three Months Ended
	March 31,
	2018	2017
	(In thousands)
Selected cash flow statement amounts:
Net cash provided by operating activities	$49,433	$22,708
Net cash used in investing activities	(20,739)	(523,163)
Net cash (used in) provided by financing activities	(9,395)	483,201
Effect of exchange rate changes on cash	684	(1,163)
Net (decrease) increase in cash, cash equivalents, and restricted cash	19,983	(18,417)
Cash, cash equivalents, and restricted cash as of beginning of period	99,817	105,747
Cash, cash equivalents, and restricted cash as of end of period	$119,800	$87,330

Reconciliation of Net Loss Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Three Months Ended March 31, 2018 and 2017

(In thousands, excluding share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net loss attributable to controlling interests and available to common shareholders	$(2,768)	$(901)
Adjustments:
Interest expense, net	9,174	6,557
Amortization of deferred financing costs and note discount	3,308	2,976
Income tax benefit	(31)	(2,952)
Depreciation and accretion expense	31,042	29,121
Amortization of intangible assets	13,771	15,180
EBITDA	$54,496	$49,981

Add back:
Loss on disposal and impairment of assets	5,420	3,194
Other expense (income) (1)	2,160	(1,580)
Noncontrolling interests (2)	1	(4)
Share-based compensation expense	2,445	2,197
Redomicile-related expenses (3)	—	760
Restructuring expenses (4)	2,413	8,243
Acquisition and divestiture-related expenses (5)	1,720	8,456
Adjusted EBITDA	$68,655	$71,247
Less:
Interest expense, net	9,174	6,557
Depreciation and accretion expense (6)	31,041	29,118
Adjusted pre-tax income	$28,440	$35,572
Income tax expense (7)	7,338	10,031
Adjusted Net Income	$21,102	$25,541

Adjusted Net Income per share — basic	$0.46	$0.56
Adjusted Net Income per share — diluted	$0.46	$0.55

Weighted average shares outstanding — basic	45,833,070	45,490,461
Weighted average shares outstanding — diluted (8)	46,332,629	46,226,190

(1)         Includes foreign currency translation gains/losses, the revaluation of the estimated acquisition-related contingent consideration payable, and other non-operating costs.

(2)         Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of one of its Mexican subsidiaries.

(3)         Expenses associated with the Company’s redomicile of its parent company to the U.K., which was completed on July 1, 2016.

(4)         Employee severance and other costs incurred in conjunction with a corporate reorganization and cost reduction initiative.

(5)         Acquisition and divestiture-related expenses include costs incurred for professional and legal fees and certain other transition and integration-related costs. Expenses include employee severance costs and lease termination costs related to DCPayments in the three months ended March 31, 2018.

(6)         Amounts exclude a portion of the expenses incurred by one of its Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.

(7)         For the three months ended March 31, 2018 and 2017, the non-GAAP tax rate used to calculate Adjusted Net Income was approximately 25.8% and 28.2%, respectively, which represents the Company’s GAAP tax rate as adjusted for the net tax effects related to the items excluded from Adjusted Net Income.

(8)         Consistent with the positive Adjusted Net Income, the Adjusted Net Income per diluted share amounts have been calculated using the diluted shares outstanding that would have resulted from positive GAAP Net Income.

Reconciliation of GAAP Revenue to Constant-Currency Revenue

For the Three Months Ended March 31, 2018 and 2017

(In thousands, excluding percentages)

(Unaudited)

	Three Months Ended
	March 31,
	2018			2017	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
Consolidated revenue:
ATM operating revenues	$319,731	$(13,402)	$306,329	$341,788	(6.5)%	(10.4)%
ATM product sales and other revenues	16,453	(324)	16,129	15,784	4.2	2.2
Total revenues	$336,184	$(13,726)	$322,458	$357,572	(6.0)%	(9.8)%

	Three Months Ended
	March 31,
	2018			2017	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
Europe & Africa revenue:
ATM operating revenues	$96,182	$(10,740)	$85,442	$85,384	12.6%	0.1%
ATM product sales and other revenues	2,263	(246)	2,017	1,863	21.5	8.3
Total revenues	$98,445	$(10,986)	$87,459	$87,247	12.8%	0.2%

	Three Months Ended
	March 31,
	2018			2017	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
Australia & New Zealand revenue:
ATM operating revenues	$30,638	$(1,089)	$29,549	$31,493	(2.7)%	(6.2)%
ATM product sales and other revenues	58	(1)	57	85	(31.8)	(33.0)
Total revenues	$30,696	$(1,090)	$29,606	$31,578	(2.8)%	(6.2)%

Reconciliation of Gross Profit Inclusive of Depreciation, Accretion, and Amortization of Intangible Assets to Adjusted Gross Profit

For the Three Months Ended March 31, 2018 and 2017

(In thousands, excluding percentages)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Total revenues	$336,184	$357,572
Total cost of revenues (1)	228,252	246,562
Total depreciation, accretion, and amortization of intangible assets excluded from total cost of revenues	37,146	37,164
Gross profit inclusive of depreciation, accretion, and amortization of intangible assets	$70,786	$73,846
Gross Margin (inclusive of depreciation, accretion, and amortization of intangible assets)	21.1%	20.7%
Total depreciation, accretion, and amortization of intangible assets excluded from gross profit	$37,146	$37,164
Adjusted Gross Profit exclusive of depreciation, accretion, and amortization of intangible assets	$107,932	$111,010
Adjusted Gross Margin (exclusive of depreciation, accretion, and amortization of intangible assets)	32.1%	31.0%

(1)         The Company presents the Total cost of revenues in the Company’s Consolidated Statements of Operations exclusive of depreciation, accretion, and amortization of intangible assets.

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share on a Non-GAAP basis to Constant-Currency

For the Three Months Ended March 31, 2018 and 2017

(In thousands, excluding percentages)

(Unaudited)

	Three Months Ended
	March 31,
	2018			2017	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$68,655	$(3,072)	$65,583	$71,247	(3.6)%	(7.9)%

Adjusted Net Income	$21,102	$(1,122)	$19,980	$25,541	(17.4)%	(21.8)%

Adjusted Net Income per share — diluted (2)	$0.46	$(0.03)	$0.43	$0.55	(16.4)%	(21.8)%

(1)         As reported on the Company’s Reconciliation of Net Loss Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

(2)         Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 46,332,629 and 46,226,190 for the three months ended March 31, 2018 and 2017, respectively. Consistent with the positive Adjusted Net Income, the Adjusted Net Income per diluted share amounts have been calculated using the diluted shares outstanding that would have resulted from positive GAAP Net Income.

Reconciliation of Adjusted Free Cash Flow

For the Three Months Ended March 31, 2018 and 2017

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net cash provided by operating activities	$49,433	$22,708
Restricted cash settlement activity	(24,238)	(12,259)
Adjusted net cash provided by operating activities	25,195	10,449
Net cash used in investing activities, excluding acquisitions and divestitures	(20,739)	(38,561)
Adjusted free cash flow	$4,456	$(28,112)

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Year Ending December 31, 2018

(In millions, excluding per share amounts)

(Unaudited)

	Estimated Range Full Year 2018 (1)
Net Income	$1.0	$6.0
Adjustments:
Interest expense, net	36.0	36.0
Amortization of deferred financing costs and note discount	14.0	14.0
Income tax expense	1.0	5.0
Depreciation and accretion expense	128.0	126.0
Amortization of intangible assets	50.0	50.0
EBITDA	$230.0	$237.0

Add Back:
Loss on disposal and impairment of assets	5.0	6.0
Share-based compensation expense	14.0	16.0
Acquisition-related expenses	2.0	2.0
Restructuring expenses	4.0	4.0
Adjusted EBITDA	$255.0	$265.0
Less:
Interest expense, net	36.0	36.0
Depreciation and accretion expense	128.0	126.0
Income tax expense (2)	23.7	26.3
Adjusted Net Income	$67.3	$76.7

Adjusted Net Income per share — diluted	$1.45	$1.65

Weighted average shares outstanding — diluted	46.5	46.5

(1)         See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of the non-GAAP measures included in this table.

(2)         Calculated using the Company’s estimated non-GAAP tax rate of approximately 26% to 28%, as adjusted for items excluded from Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.

All other trademarks are the property of their respective owners.

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